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                                                                    EXHIBIT 23.3

                         CONSENT OF SCHRODER & CO. INC.

                                  May 6, 1999


         We hereby consent to the use of our opinion letter dated November 22, 1998 to the Board of Directors of CMAC Investment Corporation included in Appendix III to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger described therein and to the references to such opinion in such Joint Proxy Statement/Prospectus under the captions "Summary -- The Merger -- Opinions of Financial Advisors" and "Opinions of Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                   /s/ SCHRODER & CO. INC.